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                                                                    EXHIBIT 8


                                 (205) 930-5108


                                  July 18, 1997


Capstone Capital Corporation
1000 Urban Center Drive
Suite 630
Birmingham, Alabama 35242

Ladies and Gentlemen:

                  We have acted as counsel to Capstone Capital Corporation, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on July 18, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of $500,168,750 of (i) debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (ii) shares of preferred stock of the Company, par value $0.001 per share (the "Preferred Stock"); (iii) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"); and (iv) warrants to purchase shares of Preferred Stock, Common Stock or Debt Securities (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are hereinafter referred to collectively as the "Securities."

                  In connection with the Registration Statement, we have been asked to provide opinions on certain federal income tax matters described in the Prospectus and whether the Company is presently qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ended December 31, 1996. Capitalized terms used in this opinion and not otherwise defined herein have the meaning set forth in the Prospectus.
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July 18, 1997
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                  In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following: (1) the Prospectus and the Registration Statement (including the Exhibits thereto) and (2) the Certificate of Incorporation and By-laws of the Company as in effect on the date hereof. We have also examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed that documents that have been reviewed in proposed form will be executed in substantially the form of the proposed agreements we have reviewed. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals of any copies.

                  The opinions set forth herein are based on relevant provisions of the Code, existing and proposed Treasury Regulations promulgated thereunder, and applicable court decisions and administrative determinations, all as in effect on the date hereof and all of which may be subject to changes which might effect the conclusions set forth herein.

                  In addition, the Company has provided us with a certificate (the "Officer's Certificate"), executed by a duly authorized officer of the Company setting forth certain representations relating to the formation and operations of the Company. For purposes of our opinions, we have not made an independent investigation of the facts set forth in the Officer's Certificate.

                  In rendering our opinion, we have made the following assumptions:

1. The Shares of Common Stock outstanding will continue to be owned by over 100 stockholders, as defined under Section 856(a)(5) of the Code; and five or fewer stockholders have not owned, directly or indirectly under the rules of Section 544 as modified by Section 856(h) of the Code, at any time since the completion of the initial public offering of 5,800,000 shares of Common Stock on June 30, 1994, over 50% in value of the stock of the Company; and no stockholder will own, directly or indirectly, over 9.8% in value of the outstanding stock of the Company.

                  2. Except as provided herein, the Company has and will comply with any and all procedural requirements for REIT status set forth in Sections 856 through 860 of the Code and the regulations thereunder, including the timely making of such elections and disclosing of such
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July 18, 1997
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information as is required on the federal tax return filed by the Company for the taxable year ended December 31, 1996. The Company has requested the information required to be requested from certain stockholders within 30 days of the close of each fiscal year under Treasury Regulation 1.857-8(e).

                  3. The Company has purchased real estate and entered into leases providing for qualified rents (including qualified rents under Section 856(d)(6) of the Code) with respect to such properties and has made mortgage loans secured by real estate.

                  4. Additional properties acquired will constitute "real estate assets" and any other investments made by the Company will be made in a manner to satisfy the asset test of Section 856(c) of the Code.

                  5. The income from additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Section 856(c) of the Code.

                  6. The Company met the requirements under Code Section 858 as to the timing of the distribution and made the proper election to have a sufficient portion of its first quarter 1997 dividend be deemed made in 1996 for purposes of the distribution requirements of Section 857.

                  7. The Company will actually operate in accordance with its past and proposed method of operation as described in the Prospectus.

                  8. The Company had no "C" corporation earnings and profits at December 31, 1996.

                  9. The representation of the Company's certificate dated as of July 18, 1997, are accurate and correct.

                  On the basis of and in reliance on the foregoing, under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its method of operation as described in the Prospectus enables it to meet the requirements for qualification and taxation as a REIT under the Code at this time.
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July 18, 1997
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                  In addition, in our opinion, the discussion in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "Federal Income Tax Considerations" in the Prospectus filed as a part of the Registration Statement.

                                             Yours very truly,


                                             SIROTE & PERMUTT, P.C.


                                             /s/ Sirote & Permutt, P.C.